                                                                    Exhibit 25.1
                                                  Registration No. 333-_________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM T-1
                   STATEMENT OF ELIGIBILITY UNDER THE TRUST
                    INDENTURE ACT OF 1939 OF A CORPORATION
                         DESIGNATED TO ACT AS TRUSTEE
                             ____________________

                    FMB TRUST COMPANY, NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)

United States of America                                  54-1834572
(State or other jurisdiction               (I.R.S. Employer Identification No.)
of incorporation or formation)

25 South Charles Street
Baltimore, Maryland                                             21201
(Address of principal                                       (Zip code)
executive offices

                Thomas R. Rus, Vice President and Trust Counsel
                    FMB TRUST COMPANY, National Association
                            25 South Charles Street
                           Baltimore, Maryland 21201
                                (410) 545-2038
                 (Name, address and telephone number of agent
                            for service of process)

                           Bank of the Ozarks, Inc.
              (Exact name of obligor as specified in its charter)

      Arkansas                                                71-0556208
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or formation)

                              OZARK CAPITAL TRUST
              (Exact name of obligor as specified in its charter)

       Delaware                                                71-6176636
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or formation)

12615 Chenal Pkwy
Little Rock, Arkansas                                         72231-8811
(Address of principal executive offices)                      (Zip code)

                  Preferred Securities of Ozark Capital Trust
              Subordinated Debentures of Bank of the Ozarks ,Inc.
                     Guaranty of Bank of the Ozarks, Inc.
                      (Title of the indenture securities)

Item 1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

     Office of Comptroller of the Currency, Northeastern District, New York NY 10036

     (b) Whether it is authorized to exercise corporate trust powers.

     Yes.

Item 2.   Affiliations with the Obligor.

     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.


Item 16.  List of Exhibits.

     List below all exhibits filed as a part of this statement of eligibility.

Exhibit
-------

1 A copy of the articles of association of the trustee as now in effect is attached as Exhibit 1 hereto.

2 A copy of the letter authorizing the trustee to commence business is attached as Exhibit 2 hereto.

3 The authorization of the trustee to exercise corporate trust powers is contained in Exhibit 1 hereto.

4 A copy of the existing bylaws of the trustee attached as Exhibit 4 hereto.

5         Not applicable

6         The consent of the trustee required by Section 321(b) of the Act

7 A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority

8         Not applicable

9         Not applicable

                                   SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, FMB Trust Company, National Association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Baltimore and State of Maryland, on May 21, 1999.


                                        FMB Trust Company, National
                                        Association

                                  By:   /s/Donald C. Hargadon
                                        -----------------------

                                           Donald C. Hargadon
                                           Assistant Vice President

                                                                       Exhibit 1
                                                                       ---------

                            ARTICLES OF ASSOCIATION

For the purpose of organizing an association to perform any lawful activities of national banks, the undersigned do enter into the following articles of association:

FIRST. The title of this association shall be FMB Trust Company, National Association.

SECOND.  The main office of the association shall be in McLean, Virginia.

The business of the association will be limited to the operations of a trust department, and to support activities incidental thereto.

The association will not expand or alter its business beyond that stated in this article without the prior approval of the Comptroller of the Currency.

THIRD. The board of directors of this association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of a majority of the shareholders at any annual or special meeting thereof. Each director shall own common or preferred stock of the association or of a holding company owning the association, with an aggregate pair, fair market or equity value of not less than $1,000, as of either (i) the date of purchase, (ii) the date the person became a director, or
(iii) the date of that person's most recent election to the board of directors, whichever is more recent. Any combination of common or preferred stock of the association or holding company may be used.

Any vacancy in the board of directors may be filled by action of a majority of the remaining directors between meetings of shareholders. The board of directors may not increase the number of directors between meetings of shareholders to a number which: (1) exceeds by more than two the number of directors last elected by shareholders where the number was 15 or less; or (2) exceeds by more than four the number of directors last elected by shareholders where the number was 16 or more, but in no event shall the number of directors exceed 25.

Terms of directors, including directors selected to fill vacancies, shall expire at the next regular meeting of shareholders at which directors are elected, unless the directors resign or are removed from office.

Despite the expiration of a director's term, the director shall continue to serve until his or her successor is elected and qualifies or until there is a decrease in the number of directors and his or her position is eliminated.

Honorary or advisory members of the board of directors, without voting power or power of final decision in matters concerning the business of the association, may be appointed by resolution of a majority of the full board of directors, or by resolution of shareholders at any annual or special meeting. Honorary or advisory directors shall not be counted to determine the number of directors of the association or the presence of a quorum in connection with any board action, and shall not be required to own qualifying shares.

FOURTH. There shall be an annual meeting of the shareholders to elect directors and transact whatever other business may be brought before the meeting. It shall be held at the main office or any other convenient place the board of directors may designate, on the day of each year specified therefore in the bylaws, or if that day falls on a legal holiday in the sate in which the association is located, on the next following business banking day. If no election is held on the day fixed or in event of a legal holiday, on the following banking day, an election may be held on any subsequent day within 60 days of the day fixed, to be designated by the board of directors, or, if the directors fail to fix the day, by shareholders representing two-thirds of the shares issued and outstanding. In all cases, at least 10 days advance notice of the meeting shall be given to the shareholders by first class mail.

In all elections of directors, the number of votes each common shareholder may cast will be determined by multiplying the number of shares he or she owns by the number of directors to be elected. Those votes may be cumulated and case for a single candidate or may be distributed among two or more candidates in the manner selected by the shareholder. On all other questions, each common shareholder shall be entitled to one vote for each share of stock held by him or her.

Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for election of directors. Nominations other than those made by or on behalf of the existing management shall be made in writing and be delivered or mailed to the president of the association not less than 14 days nor more than 50 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such nominations shall be mailed or delivered to the president of the association not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1) The name and address of each proposed nominee.

(2) The principal occupation of each proposed nominee.

(3) The total number of shares of capital stock of the association that will be voted for each proposed nominee.

(4) The name and residence address of the notifying shareholder.

(5) The number of shares of capital stock of the association owned by the notifying shareholder.
Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and the vote tellers may disregard all votes cast for each such nominee.

No bylaw may unreasonably restrict the nomination of directors by shareholders.

A director may resign at any time by delivering written notice to the board of directors, its chairperson, or to the association, which resignation shall be effective when the notice is delivered unless the notice specifies a later effective date.

A director may be removed by shareholders at a meeting called to remove him or her, when notice of the meeting stating that the purpose or one of the purposes is to remove him or her is provided, if there is a failure to fulfill one of the affirmative requirements for qualification, or for cause, provided, however, that a director may not be removed if the number of votes sufficient to elect him or her under cumulative voting is voted against his or her removal.

FIFTH. The authorized amount of capital stock of this association shall be 4,000,000 shares of common stock of the par value of five dollars ($5.00) each; but said capital stock may be increased or decreased from time to time, according to the provisions of the laws of the United States.

The shares of common stock shall (i) have, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, exclusive voting rights; (ii) be entitled to receive such dividends as the board of directors may lawfully declare; and (iii) be entitled to receive the net assets of the association upon dissolution.

Shares of the same class or series may be issued as a dividend on a pro rata basis and without consideration. Shares of another class or series may be issued as share dividends in respect of class or series of stock if approved by a majority of the votes entitled to be cast by the class or series to be issued unless there are no outstanding shares of the class or series to be issued. Unless otherwise provided by the board of directors, the record date for determining shareholders entitled to a share dividend shall be the date the board of directors authorizes the share dividend.

No holders of shares of the capital stock of any class of the association shall have any preemptive or preferential right of subscription to any shares of any class of stock of the association, or to any obligations convertible into stock of the association, issued, or sold, nor any right of subscription to any thereof, other than such, if any, as the board of directors, in its discretion may from time to time determine and at such price as the board of directors may from time to time fix.

Unless otherwise specified in the articles of association or required by law,
(1) all matters requiring shareholder action, including amendments to the articles of association, must be approved by shareholders owning a majority voting interest in the outstanding voting stock, and (2) each shareholder shall be entitled to one vote per share.

Unless otherwise specified in the articles of association or required by law, all shares of voting stock shall be voted together as a class, on any matters requiring shareholder approval. If a proposed amendment would affect two or more classes or series in the same or a substantially similar way, all the classes or series so affected, must vote together as a single voting group on the proposed amendment.

The board of directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions and dividends, qualifications or terms or conditions of redemption of such shares of stock.

Unless otherwise provided in the bylaws, the record date for determining shareholders entitled to notice of and to vote at any meeting is the close of business on the day before the first notice is mailed or otherwise sent to the shareholders, provided that in no event may a record date be more than 70 days before the meeting.

The association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders. Obligations classified as debt, whether or not subordinated, which may be issued by the association without the approval of shareholders, do not carry voting rights on any issue, including an increase or decrease in the aggregate number of the securities, or the exchange of reclassification of all or part of securities into securities of another class or series.

SIXTH. The board of directors shall appoint one of its members president of this association, and one of its members chairperson of the board and shall have the power to appoint one or more vice presidents, a secretary who shall keep minutes of the directors' and shareholders' meetings and be responsible for authenticating the records of the association, and such other officers and employees as may be required to transact the business of this association. A duly appointed officer may appoint one or more officers or assistant officers if authorized by the board of directors in accordance with the bylaws.

The board of directors shall have the power to:

(1) Define the duties of the officers, employees, and agents of the association.

(2) Delegate the performance of its duties, but not the responsibility for its duties, to the officers, employees, and agents of the association.

(3) Fix the compensation and enter into employment contracts with its officers and employees upon reasonable terms and conditions consistent with applicable law.

(4) Dismiss officers and employees.

(5) Require bonds from officers and employees and to fix the penalty thereof.

(6) Ratify written policies authorized by the association's management or committees of the board.

(7) Regulate the manner in which any increase or decrease of the capital of the association shall be made, provided that nothing herein shall restrict the power of shareholders to increase or decrease the capital of the association in accordance with law, and nothing shall raise or lower from two-thirds the percentage required for shareholder approval to increase or reduce the capital.

(8)  Manage and administer the business and affairs of the association.

(9) Adopt initial bylaws, not inconsistent with law or the articles of association, by managing the business and regulating the affairs of the association.

(10) Amend or repeal bylaws, except to the extent that the articles of association reserve this power in whole or in part to shareholders.

(11) Make contracts.

(12) Generally perform all acts that are legal for a board of directors to perform.

The association reserves the right to make any amendment of the charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in the charter, of any shares of outstanding stock. No amendment to any provision of this charter shall be made unless the amendment has been first proposed by the board of directors of the association and thereafter approved by the shareholders of the association by the affirmative vote of the holders of at least two-thirds of the shares entitled to vote thereon.

SEVENTH. The board of directors shall have the power to change the location of the main office to any other place without the approval of the shareholders, and shall have the power to establish or change the location of any branch or branches of the association to any other location permitted under applicable law, without the approval of the shareholders subject to approval by the Office of the Comptroller of the Currency.

EIGHTH. The corporate existence of this association shall continue until termination according to the laws of the United States.

NINTH. A special meeting of shareholders may be called in accordance with the association's bylaws.

TENTH:   (a) To the maximum extent that applicable law in effect from time to time permits limitation of the liability of directors and officers, no director or officer of the association shall be liable to the association or its stockholders for money damages. Neither the amendment nor repeal of this Article TENTH, nor the adoption or amendment of any other provision of the charter or bylaws of the association inconsistent with this Article Tenth, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

         (b) The association shall have the power, to the maximum extent permitted by its bylaws, as amended from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, the individuals specified in the bylaws.

ELEVENTH: These articles of association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount. The association's board of directors may propose one or more amendments to the articles of association for submission to the shareholders.

IN WITNESS WHEREOF, we have hereunto set our hands this ____ day of _____________, 19____.


_______________________________                  _____________________________
Charles G. Cusic, Jr.                            Kathy A. Jackson


_______________________________                  _____________________________
Walter R. Fatzinger, Jr.                         Diana M. Kalin


_______________________________                  _____________________________
Timothy J. Hynes, III                            Jennifer W. Lambdin

                                                                       Exhibit 2

                          COMPTROLLER OF THE CURRENCY

                   TREASURY DEPARTMENT OF THE UNITED STATES

                               Washington, D.C.

     Whereas, satisfactory evidence has been presented by the Comptroller of the Currency that FMB Trust Company, National Association located in McLean, State of Virginia, has complied with all provisions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association.

     Now, therefore, I hereby certify that the above-named association is authorized to commence the business of banking as a National Banking Association.

                            In testimony whereof, witness my signature and seal of office this 21/st/ day of January, 1997


(SEAL)  Charter No. 23196                     /s/ Comptroller of the Currency
                                              District Administrator

                                                                       Exhibit 4
                                                                       ---------

                    FMB TRUST COMPANY, NATIONAL ASSOCIATION
                    ---------------------------------------

Article 1

Meetings of Shareholders

Section 1.1. Annual Meeting. The regular annual meeting of the shareholders to elect directors and transfer whatever other business may properly come before the meeting, shall be held at the main office of the association, 8300 Greensboro Drive, McLean, Virginia or such other place as the board of directors may designate, at 11:00 A.M., on the third Thursday in April of each year, or if that date is a legal holiday in the State in which the association is located, on the next following banking day, provided, that the board of directors may designate any other date as the annual meeting date in any year. Notice of the meeting shall be mailed, postage prepaid, at least 10 days and no more than 60 days prior to the date thereof, addressed to each shareholder at his/her address appearing on the books of the association. If, for any cause, an election of directors is not made on that date, or in the event of a legal holiday, on the next following banking day, an election may be held on any subsequent day within 60 days of the date fixed, to be designated by the board of directors, or, if the directors fail to fix the date, by shareholders representing two thirds of the shares.

Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the board of directors or by any one or more shareholders owning, in the aggregate, not less than 100 percent of the stock of the association. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than 10 days nor more than 60 days prior to the date fixed for the meeting, to each shareholder at the address appearing on the books of the association a notice stating the purpose of the meeting.

          The board of directors may fix a record date for determining shareholders entitled to notice and to vote at any meeting, in reasonable proximity to the date of giving notice to the shareholders of such meeting. If an annual or special shareholders' meeting is adjourned to a different date, time or place, notice need not to be given of the new date, time or place, if the new date, time or place is announced at the meeting before adjournment, unless any additional items of business are to be considered, or the association becomes aware of an intervening event materially affecting any matter to be voted on more than 10 days prior to the date to which the meeting is adjourned.


Section 1.3 Nominations of Directors. Nominations for election to the board of directors may be made by the board of directors or by any stockholder of any outstanding class of capital stock of the association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the association, shall be made in writing and shall be delivered or mailed to the president of the association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors, provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder:

(1)  The name and address of each proposed nominee.

(2)  The principal occupation of each proposed nominee.

(3) The total number of shares of capital stock of the association that will be voted for each proposed nominee.

(4)  The name and residence address of the notifying shareholder.

(5) The number of shares of capital stock of the association owned by the notifying shareholder.

Nominations not made in accordance herewith may, in his/her discretion, be disregarded by the chairperson of the meeting, and upon his/her instructions, the vote tellers may disregard all votes cast for each such nominee.

Section 1.4. Proxies. Shareholders may vote at any time meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and filed with the records of the meeting. Proxies with rubber stamped facsimile signatures may be used and unexecuted proxies may be counted upon receipt of a confirming telegram or facsimile from the shareholder. Proxies meeting the above requirements submitted at any time during a meeting shall be accepted.

Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law, or by the shareholders or directors pursuant to Section 9.2, but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the articles of association, or by the shareholders or directors pursuant to Section 9.2.

Article II

Directors

Section 2.1. Board of Directors. The board of directors (board) shall have the power to manage and administer the business and affairs of the association. Except as expressly limited by law, all corporate powers of the association shall be vested in and may be exercised by the board.

Section 2.2. Number. The board shall consist of not less than five nor more than twenty-five shareholders, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of a majority of the shareholders at any meeting thereof.

Section 2.3. Organization Meeting. The secretary or cashier, upon tabulation of the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet at the main office of the association to organize the new board and elect and appoint officers of the association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within 30 days thereof. If, at the time fixed for such meeting, there shall not be a quorum, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

Section 2.4. Regular Meetings. The regular meetings of the board of directors shall be held, with prior written or telephonic notice, at the time specified in such notice at the main office or other such place as the board may designated. When any regular meeting of the board falls upon a holiday, the meeting shall be held on the next banking business day unless the board shall designate another day.

Section 2.5. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board of the association, or at the request of two or more directors. Each member of the board of directors shall be given notice stating the time and place by telegram, letter, or in person, or each special meeting.

Section 2.6. Quorum. A majority of the director positions on the board shall constitute a quorum at any meeting, except when otherwise provided by law, or the bylaws, but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. If the number of directors is reduced below the number that would constitute a quorum, no business may be transacted, except selecting directors to fill vacancies in conformance with Section 2.7.

Section 2.7. Vacancies. When any vacancy occurs among the directors, a majority of the remaining members of the board, according to the laws of the United States, may appoint a director to fill such vacancy at any regular meeting of the board, or at a special meeting called for that purpose at which a quorum is present, or if the directors remaining in office constitute fewer than a quorum of the board, by the affirmative vote of a majority of all the directors remaining in office, or by shareholders at a special meeting called for that purpose, in conformance with Section 2.2 of this article. At any such shareholder meeting, each shareholder entitled to vote shall have the right to multiply the number of votes he or she is entitled to cast by the number of vacancies being filled and cast the product for a single candidate or distribute the product among two or more candidates.

Section 2.8. Telephone Meetings. Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 2.9. Informal Action. Any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the board.

A vacancy that will occur at a specific later date (by reason of a resignation effective at a later date) may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

Article III

Committees of the Board

Section 3.1. Number, Tenure and Qualifications. The board of directors may appoint from among its members an Executive Committee and other committees, composed of one or more directors, to serve at the pleasure of the board of directors.

Section 3.2. Powers. The board of directors may delete to committees appointed under Section 1 of this Article any of the powers of the board of directors, except as prohibited by law.

Section 3.3. Meetings. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of such absent member.

Section 3.4. Ratification of Written Policies. The board of directors must formally ratify written policies authorized by committees of the board before such policies become effective. Provisions of the articles and bylaws governing place of meetings, notice of and attendance at meetings, quorum and voting requirements of the board of directors, apply to committees and their members as well. The creation of a committee and appointment of members to it must be approved by the board of directors.

Section 3.5. Other Committees. The board of directors may appoint, from time to time, from its own members, compensation, audit, special litigation and other committees of one or more persons, for such purposes and with such powers as the board may determine.

However, a committee may not:

(1)  Authorize distributions of assets or dividends.

(2)  Approve action required to be approved by shareholders.

(3)  Fill vacancies on the board of directors or any of its committees.

(4)  Amend articles of association.

(5)  Adopt, amend or repeal bylaws.

(6) Authorize or approve issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences and limitations of a class or series of shares.

Article IV

Officers and Employees

Section 4.1. Chairperson of the Board. The board of directors shall appoint one or more of its members to be the chairperson of the board to serve at its pleasure. Such person shall preside at all meetings of the board of directors. The chairperson of the board shall supervise the carrying out of the policies adopted or approved by the board; shall be the principal executive officer of the association and shall manage, supervise and direct all fiduciary activities of the association; shall have general executive powers, as well as the specific powers conferred by these bylaws; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon, or assigned by the board of directors.

Section 4.2. President. The board of directors shall appoint one of its members to be the president of the association. In the absence of the chairperson, the present shall preside at any meeting of the board. The president shall have general executive powers and shall be the principal trust officer of the association, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president, or imposed by these bylaws. The president shall also have and may exercise such further powers and duties as from time to time may be conferred, or assigned by the board of directors.

Section 4.3 Vice President. The board of directors may appoint one or more vice presidents. Each vice president shall have such powers and duties as may be assigned by the board of directors. One vice president shall be designated by the board of directors, in the absence of the president, to perform all the duties of the president.

Section 4.4. Secretary. The board of directors shall appoint a secretary, cashier, or other designated officer who shall be secretary of the board and of the association, and shall keep accurate minutes of all meetings. The secretary shall attend to the giving of all notices required by these bylaws; shall be custodian of the corporate seal, records, documents and papers of the association; shall provide for the keeping of proper records of all transactions of the association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the office of cashier, or imposed by these bylaws; and shall also perform such other duties as may be assigned from time to time, by the board of directors.

Section 4.5 Other Officers. The board of directors may appoint one or more assistant vice presidents, one or more trust officers, one or more assistant secretaries, one or more assistant cashiers, one or more managers and assistant managers of branches and such other officers and attorneys in fact as from time to time may appear to the board of directors to be required or desirable to transact the business of the association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the board of directors, the chairperson of the board, or the president. The board of directors may authorize an officer to appoint one or more officers or assistant officers.

Section 4.6. Tenure of Office. The present and all other officers shall hold office for the current year for which the board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the office of present shall be filled promptly by the board of directors.

Section 4.7. Resignation. An officer may resign at any time by delivering notice to the association. A resignation is effective when the notice is given unless the notice specifies a later effective date.

Article V

Indemnification

     To the maximum extent permitted by the laws of the State of Maryland in effect from time to time with respect to the directors of corporations, subject to any limitation or qualification required under applicable Federal law, the association, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (i) any individual who is a present or former director or officer of the association or
(ii) any individual who, while a director of the association and at the request of the association, services or has serviced another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The association may, within the approval of its board of directors, provide such indemnification and advancement of expenses to a person who served a predecessor of the association in any of the capacities described in (i) or (ii) above and to any employee or agent of the corporation or a predecessor of the association.

     Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the bylaws or articles of association of the association inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

Article VI

Stock and Stock Certificates

Section 6.1. Transfers. Shares of stock shall be transferrable on the books of the association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall in proportion to his or her shares, succeed to all rights of the prior holder of such shares. The board of directors may impose conditions upon the transfer of the stock reasonably calculated to simplify the work of the association with respect to stock transfers, voting at shareholder meetings, and related matters and to protect it against fraudulent transfers.

Section 6.2. Stock Certificates. Certificates of stock shall bear the signature of the president (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the secretary, assistant secretary, cashier, assistant cashier or any other officer appointed by the board of directors for that purpose, to be known as an authorized officer, and the seal of the association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the association properly endorsed.

The board of directors may adopt or use procedures for replacing lost, stolen, or destroyed stock certificates as permitted by law.

The association may establish a procedure through which the beneficial owner of shares that are registered in the name of a nominee may be recognized by the association as the shareholder. The procedure may set forth:

(1)  The types of nominees to which it applies.

(2) The rights or privileges that the association recognizes in a beneficial owner.

(3) How the nominee may request the association to recognize the beneficial owner as the shareholder.

(4)  The information that must be provided when the procedure is selected.

(5) The period over which the association will continue to recognize the beneficial owner as the shareholder.

(6)  Other aspects of the rights and duties created.

Article VII

Corporate Seal

The president, the cashier, the secretary or any assistant cashier or assistant secretary, or other officer thereunto designated by the board of directors, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:


                             (     Impression    )
                             (         of        )
                             (        Seal       )


Article VIII

Miscellaneous Provisions

Section 8.1. Fiscal Years. The fiscal year of the association shall be the calendar year.

Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the association by the chairperson of the board, or the president, or any vice president, or the secretary, or the cashier, or, if in connection with exercise of fiduciary powers of the association, by any of those officers or by any trust officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the association in such other manner and by such other officers as the board of directors may from time to time direct. The provisions of this section 8.2 are supplementary to any other provision of these bylaws.

Section 8.3. Records. The articles of association, the bylaws and the proceedings of all meetings of the shareholders, the board of directors, and standing committees of the board, shall be recorded in appropriate minute books provided for that purpose. The minutes of each meeting shall be signed by the secretary, cashier or other officer appointed to act as secretary of the meeting.

Section 8.4. Fiduciary Files. There shall be maintained by the association all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

Section 8.5 Trust Investments. Funds held in a fiduciary capacity shall be invested according to the instrument establishing the fiduciary relationship and applicable law. Where such instrument does not specify the character and class of investments to be made and does not vest in the association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under applicable law.

Article IX

Bylaws

Section 9.1. Inspection. A copy of the bylaws, with all amendments, shall at all times be kept in a convenient place at the main office of the association, and shall be open for inspection to all shareholders during banking hours.

Section 9.2. Amendments. The bylaws may be amended, altered or repealed, at any regular meeting of the board of directors, by a vote of a majority of the total number of the directors except as provided below. The association's shareholders may amend or repeal the bylaws even though the bylaws may be amended or repealed by its board of directors.

I, ________________________________, certify that: (1) I am the duly constituted secretary of FMB Trust Company, National Association and secretary of its board of directors, and as such officer am the official custodian of its records; (2) the foregoing bylaws are the bylaws of the association, and all of them are now lawfully in force and effect.

I have hereunto affixed my official signature and the seal of the association, in the city of ___________________, on this ____ day of______________________,
19___.



                                    _________________________________
                                    (Secretary)

                                                            Exhibit 6
                                                            ---------

                              Consent of Trustee
                              ------------------

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the issuance by Ozark Capital Trust, we hereby consent that reports of examination by Federal, state, territorial or district authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                        FMB Trust Company, National
                                        Association


                                 By:    /s/ Donald C. Hargadon
                                        ------------------------------
                                           Donald C. Hargadon
                                           Assistant Vice President

                                                                       Exhibit 7
                                                                       ---------

Report of Condition Consolidating Domestic and Foreign Subsidiaries of FMB Trust Company, National Association, at the close of business on December 31, 1998 published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161, Charter No. 04822, Comptroller of the Currency, Richmond District.

CONSOLIDATED REPORT OF CONDITION
(Dollars in Thousands)

ASSETS

Interest Bearing Checking in other banks    $    210,000
Interest Bearing Checking with FNB          $  6,663,087
Grand Cayman Deposit with FNB               $  5,500,000
Federal Reserve Stock - AFS                 $    180,000
Property & Equipment,Net:
     Furniture & Equipment                  $  2,457,736
     Computer Hardware & Software           $  2,486,784
     Progress Payments - Land                          0
     Accumulated Depreciation              ($  2,834,259)
Total Property & Equipment, Net             $  2,110,261
Customer Acceptances                        $  1,249,945
Accrued Interest Receivable                 $     17,766
CSV - Split Dollar Life Insurance           $    831,039
Trust Fees Rec - Auto Billings              $  2,650,687
Trust Receivable - SEI                      $    255,922
                                            ------------
Total Assets                                $ 19,668,707
                                            ============

Liabilities and Stockholder Equity

Due to Affiliates                           $    379,849
Acceptances Outstanding                     $  1,249,945
Accrued Taxes Payable                       $  2,490,946
Accrued Expense                             $    666,959
                                            ------------
Total Liabilities                           $  4,787,699
                                            ------------
Common Stock                                $  3,000,000
Surplus                                     $  3,000,000
Retained Earnings                           $  8,881,008
                                            ------------
Total Stockholders Equity                   $ 14,881,008
                                            ------------
Total Liabilities & Stockholder's Equity    $ 19,668,707
                                            ============